UNITED STATES DISTRICT COURT

DISTRICT OF CONNECTICUT

RYAN MERHOLZ and MELVYN KLEIN, Derivatively on Behalf of WORLD WRESTLING ENTERTAINMENT, INC.,

Plaintiffs,

v.

VINCENT K. MCMAHON, STEPHANIE MCMAHON, PAUL LEVESQUE, FRANK A. RIDDICK, III, STUART U. GOLDFARB, LAUREEN ONG, ROBYN W. PETERSON, MAN JIT SINGH, JEFFREY R. SPEED, ALAN M. WEXLER, GEORGE A. BARRIOS, and MICHELLE D. WILSON,

Defendants,

-and-

WORLD WRESTLING ENTERTAINMENT, INC.,

Nominal Defendant.

Case No.: 3:20-cv-00557-VAB

DANIEL KOOI, Derivatively on Behalf of WORLD WRESTLING ENTERTAINMENT, INC.,

Plaintiff,

v.

VINCENT K. MCMAHON, FRANK A.

RIDDICK, III, JEFFREY R. SPEED, PATRICIA A. GOTTESMAN, STUART U. GOLDFARB, LAUREEN ONG, PAUL LEVESQUE, ROBYN W. PETERSON, STEPHANIE MCMAHON, MAN JIT SINGH, ALAN M. WEXLER, GEORGE A.

Case No.: 3:20-cv-00743-VAB

[Caption Continued on Next Page]

BARRIOS, and MICHELLE D. WILSON, Defendants, -and- WORLD WRESTLING ENTERTAINMENT, INC., Nominal Defendant.

RODNEY NORDSTROM, Derivatively on Behalf of

WORLD WRESTLING ENTERTAINMENT,

INC.,

Plaintiff,

v.

VINCENT K. MCMAHON, GEORGE A. BARRIOS, MICHELLE D. WILSON,

STEPHANIE MCMAHON, PAUL LEVESQUE, FRANK A. RIDDICK III, STUART U. GOLDFARB, LAUREEN ONG, ROBYN W. PETERSON, MAN JIT SINGH, JEFFREY R. SPEED, ALAN M. WEXLER, and PATRICIA A. GOTTESMAN,

Defendants,

-and-

WORLD WRESTLING ENTERTAINMENT, INC.,

Nominal Defendant.

Case No. 3:20-cv-00904-VAB

[Caption Continued on Next Page]

RYAN B. MERHOLZ and NICHOLAS JIMENEZ, Derivatively On behalf Of WORLD WRESTLING ENTERTAINMENT, INC.,

Plaintiffs,

                              v.

VINCENT K. MCMAHON, STEPHANIE MCMAHON, PAUL LEVESQUE, FRANK A. RIDDICK, III, STUART U. GOLDFARB, LAUREEN ONG, ROBYN W. PETERSON, MAN JIT SINGH, JEFFREY R. SPEED, ALAN M. WEXLER, GEORGE A. BARRIOS, and MICHELLE D. WILSON,

Defendants,

-and-

WORLD WRESTLING ENTERTAINMENT, INC.,

Nominal Defendant.

Case No. 3:21-cv-00789-VAB

JESSE REZENDES, Derivatively on Behalf of WORLD WRESTLING ENTERTAINMENT, INC.,

Plaintiff,

v.

VINCENT K. MCMAHON, GEORGE A. BARRIOS, and MICHELLE D. WILSON,

Defendants,

-and-

WORLD WRESTLING ENTERTAINMENT, INC.,

Nominal Defendant

Case No. 3:21-cv-00793-VAB

[Caption Continued on Next Page]

CITY OF PONTIAC POLICE AND FIRE RETIREMENT SYSTEM, derivatively on behalf of WORLD WRESTLING ENTERTAINMENT, INC.,

Plaintiff,

v.

VINCENT K. MCMAHON, GEORGE A. BARRIOS, and MICHELLE D. WILSON,

Defendants,

-and-

WORLD WRESTLING ENTERTAINMENT, INC.,

Nominal Defendant.

Case No. 3:21-cv-00930-VAB

NOTICE OF (I) PENDENCY AND PROPOSED SETTLEMENT OF
STOCKHOLDER DERIVATIVE ACTIONS AND LITIGATION DEMANDS;
(II) SETTLEMENT HEARING; AND (III) MOTION FOR AN AWARD OF ATTORNEYS’ FEES AND LITIGATION EXPENSES

A Federal Court authorized this Notice.  This is not a solicitation from a lawyer.

TO:all HOLDERS OF World Wrestling Entertainment, Inc. (“WWE” or the “Company”) COMMON STOCK as of the close of TRADING on OCTOBER 20, 2021 (“CURRENT WWE shareholders”).

The purpose of this Notice is to inform you of: (i) stockholder derivative actions captioned Merholz, et al. v. McMahon, et al., Case No. 3:20-cv-00557-VAB, Kooi v. McMahon, et al., Case No. 3:20-cv-00743-VAB, Nordstrom v. McMahon, et al., Case No. 3:20-cv-00904-VAB, Merholz, et al. v. McMahon, et al., Case No. 3:21-cv-00789-VAB, Rezendes v. McMahon, et al., Case No. 3:21-cv-00793-VAB, and City of Pontiac Police and Fire Retirement System v. McMahon, et al., Case No. 3:21-cv-00930-VAB (the “Federal Actions”),  pending in the United States District Court for the District of Connecticut (the “Federal District Court” or “Court”);  the stockholder derivative and books-and-record actions captioned Leavy v. World Wrestling Entertainment, Inc., Case No. 2020-0907-KSJM,  Dastgir v. McMahon, et al., Case No. 2021-0513-LWW, and Lowinger v. McMahon, et al., Case No. 2021-0656-LWW (the “Delaware Actions” and, together with the Federal Actions, the “Actions”),  pending in the Court of Chancery of the State of Delaware (the “Delaware Court”); and the pre-suit litigation demands submitted to WWE’s Board of Directors by Robert Lowinger, Rodney Nordstrom, Ryan Merholz, Nicholas Jimenez, Jesse Rezendes, and Pontiac Police & Fire (the “Litigation Demands,” and together with the Federal Actions and the Delaware Actions, the “Claims”); (ii) a proposed settlement of the Federal Actions, the Delaware Actions, and the Litigation Demands (the “Settlement”), subject to the approval of the Federal

District Court, as provided in the Stipulation and Agreement of Settlement dated as of September 17, 2021 (the “Stipulation”); (iii) the hearing that the Federal District Court will hold on December 22, 2021 at 11:00 a.m. to determine whether to finally approve the proposed Settlement and to consider the application by Shareholders’ Counsel for an award of attorneys’ fees and litigation expenses; and (iv) Current WWE Shareholders’ rights with respect to the proposed Settlement and Shareholders’ Counsel’s application for attorneys’ fees and expenses.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.
YOUR RIGHTS WILL BE AFFECTED BY THE PROPOSED SETTLEMENT DESCRIBED IN THIS NOTICE.

The Stipulation was entered into as of September 17, 2021,  by and among (i)  plaintiffs in the Federal Actions: Ryan Merholz, Melvyn Klein and/or his personal representative or Estate, Nicholas Jimenez, Rodney Nordstrom, Daniel Kooi, City of Pontiac Police and Fire Retirement System (“Pontiac Police & Fire”), and Jesse Rezendes (collectively, “Federal Plaintiffs”); (ii) proposed intervenor in certain of the Federal Actions, Dennis Palkon (“Proposed Intervenor”); (iii)  plaintiffs in the Delaware Actions: Amer Dastgir, Bernard Leavy, and Robert Lowinger (collectively, “Delaware Plaintiffs,” and together with Federal Plaintiffs and Proposed Intervenor, “Shareholders”); (iv) defendants in the Federal Actions and Delaware Actions: Vincent K. McMahon, Stephanie McMahon, Paul Levesque, Frank A. Riddick, III, Stuart U. Goldfarb, Laureen Ong, Robyn W. Peterson, Man Jit Singh, Jeffrey R. Speed, Alan M. Wexler, George A. Barrios, Michelle D. Wilson, Patricia A. Gottesman, and nominal defendant WWE (collectively, “Defendants”); and (v)  the demand review committee (the “DRC,” and together with Shareholders and Defendants, the “Parties”) established by the independent members of WWE’s board of directors to review the Litigation Demands,  subject to the approval of the Federal District Court pursuant to Rule 23.1 of the Federal Rules of Civil Procedure.

As described in paragraph 23 below, the Settlement provides that WWE will implement certain modifications to its corporate governance and oversight functions in response to the Actions and Litigation Demands.    Because the Settlement involves the resolution of derivative claims, which were brought on behalf of and for the benefit of the Company, and stockholder litigation demands, the benefits from the Settlement will go to the Company.

Please Note:  Individual WWE shareholders will not receive any direct payment from the Settlement.  Accordingly, there is no Proof of Claim Form for shareholders to submit in connection with this Settlement.  Also, shareholders are not required to take any action in response to this Notice.

WHAT IS THE PURPOSE OF THIS NOTICE?
1. The purpose of this Notice is to explain the Actions and the Litigation Demands, the terms of the proposed Settlement, and how the proposed Settlement affects WWE shareholders’ legal rights.

2. In a derivative action, one or more persons or entities who are current shareholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights.  In this case, Plaintiffs have filed suit against the individual Defendants on behalf of and for the benefit of WWE.

3. The Federal District Court has scheduled a hearing to consider the fairness, reasonableness, and adequacy of the Settlement and the application by Shareholders’ Counsel for an award of attorneys’ fees and expenses (the “Settlement Hearing”).  See paragraphs 32-33 below for details about the Settlement Hearing, including the location, date, and time of the hearing.

WHAT ARE THESE CASES ABOUT? WHAT HAS HAPPENED SO FAR?

THE FOLLOWING DESCRIPTION OF THE FEDERAL ACTIONS, THE DELAWARE ACTIONS, THE LITIGATION DEMANDS, AND THE SETTLEMENT HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES.  THE FEDERAL DISTRICT COURT AND THE DELAWARE COURT HAVE MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY EITHER COURT OF FINDINGS OF FACT.

4. On April 24, 2020, Ryan Merholz and Melvyn Klein, derivatively on behalf of WWE, filed a complaint against certain defendants in the Federal District Court,  Case No. 3:20-cv-00557-VAB (the “Merholz I Action”).

5. On May 7, 2020, Daniel Kooi, derivatively on behalf of WWE, filed a complaint against certain defendants in Connecticut state court, which was removed to this Court on June 1, 2020,  Case No. 3:20-cv-00743-VAB (the “Kooi Action”).

6. On June 2, 2020, Rodney Nordstrom, derivatively on behalf of WWE, filed a complaint against certain defendants in Connecticut state court, which was removed to this Court on July 1, 2020,  Case No. 3:20-cv-00904-VAB (the “Nordstrom Action”).

7. On August 28, 2020, Defendants moved to dismiss the then-operative complaints filed in the Merholz I Action, the Kooi Action, and the Nordstrom Action.

8. On October 21, 2020, Bernard Leavy filed a complaint against WWE in the Delaware Court seeking to compel inspection of books and records under 8 Del. C. § 220, Case No. 2020-0907-KSJM.

9. On October 23, 2020, Dennis Palkon moved for (a) permissive intervention into the Merholz I Action, the Kooi Action, and the Nordstrom Action; (b) appointment of lead counsel; and (c) denial of Defendants’ motions to dismiss the then-operative complaints in the Merholz I Action, the Kooi Action, and the Nordstrom Action as moot (the “Motion to Intervene”).

10. On November 6, 2020, following oral argument, the Federal District Court granted Defendants’ motion to dismiss the complaints in the Merholz I Action, the Kooi Action, and the Nordstrom Action.

11. On November 20, 2020, Defendants filed an opposition to the Motion to Intervene, to which Dennis Palkon filed a reply on December 4, 2020.  The Federal District Court has not yet ruled on the Motion to Intervene.

12. On June 9, 2021, certain Defendants removed a complaint filed in Connecticut state court by Ryan Merholz and Nicholas Jimenez,  derivatively on behalf of WWE, to the Federal District Court,  Case No. 3:21-cv-00789-VAB.

13. On June 10, 2021, Jesse Rezendes, derivatively on behalf of WWE, filed a complaint against certain defendants in the Federal District Court, Case No. 3:21-cv-00793-VAB.
14. On June 10, 2021, Amer Dastgir, derivatively on behalf of WWE, filed a complaint against certain defendants in the Delaware Court, Case No. 2021-0513-LWW.
15. On July 7, 2021, certain Defendants removed a complaint filed in Connecticut state court by Pontiac Police & Fire, derivatively on behalf of WWE, to this Court, Case No. 3:21-cv-00930-VAB.
16. On July 27, 2021, Robert Lowinger, derivatively on behalf of WWE, filed a complaint against certain defendants in the Delaware Court, Case No. 2021-0656-LWW.

17. As a result of extensive, arm’s-length negotiations beginning in January 2021, the Parties reached an agreement in principle to settle the Claims, which was memorialized in a Settlement Term Sheet (the “Term Sheet”) executed on August 16, 2021.  The Term Sheet set forth, among other things, the Parties’ agreement to resolve the Claims in exchange for the Modified Corporate Governance and Oversight Functions set forth in Exhibit A to the Stipulation, subject to certain terms and conditions and the execution of a customary “long form” stipulation and agreement of settlement and related papers.

18. On September 17, 2021, the Parties entered into Stipulation, which reflects the final and binding agreement by and among the Parties and supersedes the Term Sheet.

19. The DRC has recommended to the independent directors of WWE’s Board that the proposed Settlement on the terms and conditions set forth in this Stipulation is fair, reasonable, and adequate to WWE and its shareholders, and that the substantive terms of the Settlement are in the best interests of WWE and its shareholders relative to the likely costs and rewards of litigation.

20. WWE, acting through its independent directors, then reviewed the allegations and the Settlement terms, and in a good faith exercise of business judgment determined that the terms of the Settlement, as set forth in this Stipulation, confer substantial benefits on and are in the best interests of WWE and its shareholders.

21. In connection with settlement discussions and negotiations leading to the proposed Settlement set forth in the Stipulation, counsel for the Parties did not engage in any negotiations, and did not reach any agreement as to, the amount of any application by Shareholders’ Counsel for an award of attorneys’ fees and expenses until the material terms of the Settlement were negotiated at arm’s-length and agreed upon.

22. On October 20, 2021, the Federal District Court preliminarily approved the Settlement, authorized this Notice to be provided to Current WWE Shareholders, and scheduled the Settlement Hearing to consider whether to grant final approval of the Settlement.

WHAT ARE THE TERMS OF THE SETTLEMENT?

23. In consideration for the settlement and release of all Released Shareholders’ Claims  (defined in paragraph 27 below) by Shareholders’ Releasors (defined in paragraph 27 below) against the Released Defendants’ Persons (defined in paragraph 27 below),  WWE has agreed to implement the Modified Corporate Governance and Oversight Functions set forth in Exhibit A to this Notice.

24. The DRC has recommended to the independent directors of WWE’s Board that the proposed Settlement on the terms and conditions set forth in the Stipulation is fair, reasonable, and adequate to WWE and its shareholders, and that the terms of the Settlement are in the best interests of WWE and its shareholders relative to the likely costs and rewards of litigation.  WWE, acting through its independent directors, then reviewed the allegations and the Settlement terms, and in a good faith exercise of business judgment determined that the terms of the Settlement, as set forth in the Stipulation, confer substantial benefits on and are in the best interests of WWE and its shareholders.

WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?

25. Shareholders believe that the claims raised in the Actions and the Litigation Demands have merit and that their investigations support the claims asserted the Actions and the Litigation Demands.  Without conceding the merit of any of the Defendants’ defenses, and in light of the benefits of the Settlement as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trial(s) and appeal(s), Shareholders  and Shareholders’ Counsel have concluded that it is desirable that the Actions and the Litigation Demands be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.  Shareholders and Shareholders’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Actions against Defendants through trial(s) and through possible appeal(s).  Shareholders have also taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as would be entailed by the Actions, the difficulties and delays inherent in such litigation, the cost to the Company—on behalf of which Shareholders filed the Actions or made the Litigation

Demands—and distraction to the management of WWE that would result from extended litigation.  Based on their evaluation, and in light of what Shareholders and Shareholders’ Counsel believe to be the significant benefits conferred upon the Company as a result of the Settlement, Shareholders and Shareholders’ Counsel have determined that the Settlement is in the best interests of Shareholders and the Company and have agreed to settle the Actions and the Litigation Demands upon the terms and subject to the conditions set forth in the Stipulation.

26. Defendants and the DRC, to avoid the costs, disruption, and distraction of further litigation, and without admitting the validity of any allegations made in the Actions or the Litigation Demands, or any liability with respect thereto, have concluded that it is desirable that the claims against them be settled on the terms reflected in the Stipulation.  Defendants have denied, and continue to deny, that they committed, or aided and abetted in the commission of, any violation of law or duty or engaged in any wrongful acts whatsoever, including specifically those alleged in the Actions and the Litigation Demands, and expressly maintain that they have complied with their statutory, fiduciary, and other legal and equitable duties, and are entering into the Stipulation and the Settlement to eliminate the burden, expense, and uncertainties inherent in further litigation.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

27. If the Settlement is approved, the Parties will request that the Federal District Court enter an Order and Final Judgment Approving Derivative Action Settlement (the “Judgment”).  Pursuant to the Judgment, upon the Effective Date of the Settlement, the following releases will occur:

Release of Claims by Shareholders:    Shareholders on behalf of themselves and, by operation of law, representatively on behalf of WWE and all of its shareholders in their capacity as shareholders (together with Shareholders, “Shareholders’ Releasors”) will release, and Shareholders’ Releasors will forever be barred and enjoined from prosecuting, any and all Released Shareholders’ Claims (defined below) against the Released Defendants’ Persons (defined below).

“Released Shareholders’ Claims” means any and all claims and causes of action of every nature and description, whether known claims or Unknown Claims, whether arising under federal, state, common, or foreign law, that (i) were or could have been asserted by Shareholders or any other WWE shareholder derivatively on behalf of WWE, or by WWE directly, and (ii) arise out of or relate to the allegations, transactions, facts, matters, disclosures, or non-disclosures set forth in, or the defense of, the Federal Actions, the Delaware Actions, or the Litigation Demands, including all claims relating to the Board’s and DRC’s responses to the Litigation Demands and the books-and-records claims asserted by Plaintiff Bernard Leavy.    The Released Shareholders’ Claims do not include:  (i)  claims to enforce the Settlement; (ii) claims that were settled in the federal securities action, titled City of Warren Police and Fire Retirement System v. World Wrestling Entertainment, Inc., et al., Case No. 1:20-cv-02031-JSR (S.D.N.Y.); (iii) any direct claims of WWE shareholders, except for the books-and-records claims asserted by Plaintiff Bernard Leavy; and (iv) all claims, rights, or obligations of WWE or the individual Defendants regarding indemnification, advancement, contribution, or insurance or reinsurance matters.

“Released Defendants’ Persons” means Defendants, Litigation Demand Subjects, Defendants’ Counsel, the DRC, DRC Counsel, and their respective current and former parents, affiliates, subsidiaries, officers, directors, agents, successors, predecessors, assigns, assignees, partnerships, partners, trustees, trusts, employees, immediate family members, insurers, reinsurers, and attorneys.

“Unknown Claims” means any Released Shareholders’ Claims which any Shareholders’ Releasor (as defined above)  does not know or suspect to exist in his, her, or its favor at the time of the release of such claims and any Released Defendants’ Claims which any Defendants’ Releasors (as defined below) does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, which, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to this Settlement.  With respect to any and all Released Shareholders’ Claims and Released Defendants’ Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, Shareholders’ Releasors and Defendants’ Releasors shall expressly waive any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542, which provides:

A  GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Shareholders’ Releasors and Defendants’ Releasors acknowledge that the foregoing waiver was separately bargained for and a key element of the Settlement.

Release of Claims by Defendants and the DRC:    Defendants and the DRC, on behalf of themselves and, by operation of law, representatively on behalf of the other Released Defendants’ Persons (together with Defendants and the DRC, “Defendants’ Releasors”) will release, and Defendants’ Releasors will forever be barred and enjoined from prosecuting, any and all Released Defendants’ Claims (defined below) against the Released Shareholders’ Persons (defined below).

“Released Defendants’ Claims” means any and all claims and causes of action of every nature and description, whether known claims or Unknown Claims, whether arising under federal, state, common, or foreign law, that arise out of or relate in any way to the institution, prosecution, or settlement of the Claims, except for claims to enforce the Settlement.

“Released Shareholders’ Persons” means Shareholders, Shareholders’ Counsel, all other current WWE shareholders (solely in their capacity as WWE shareholders), and their respective current and former parents, affiliates, subsidiaries, officers, directors, agents, successors, predecessors, assigns, assignees, partnerships, partners, trustees, trusts, employees, immediate family members, insurers, reinsurers, and attorneys, provided however, that the term "Released Shareholders' Persons" shall not include any Defendants' Released Persons in their capacity as WWE shareholders.

28. By Order of the Court, all proceedings in the Federal Actions, other than proceedings necessary to carry out or enforce the terms and conditions of the Stipulation, have been stayed until otherwise ordered by the Court.  Also, pending final determination of whether the Settlement should be approved, the Court has (i) barred and enjoined the commencement or prosecution of any action asserting any Released Shareholders’ Claims against any of the Released Defendants’ Persons and (ii) barred and enjoined the commencement or prosecution of any action asserting any Released Defendants’ Claims against any of the Released Shareholders’ Persons.

29. In connection with the approval of the Settlement and in light of the substantial benefits the Settlement confers on WWE, Shareholders’ Counsel intend to petition the Federal District Court for a collective award of attorneys’ fees and expenses in an amount not to exceed $3,650,000.00 to be paid by WWE’s insurers. Defendants and the DRC agree not to oppose Shareholders’ Counsel’s application, so long as the total amount of attorneys’ fees and expenses (including any case contribution/incentive awards sought) does not exceed $3,650,000.00.

30. The Federal District Court will determine the amount of any fee and expense award for Shareholders’ Counsel (the “Fee and Expense Award”).  WWE shareholders are not personally liable for paying the Fee and Expense Award.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD? DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT HEARING? MAY I OBJECT TO THE SETTLEMENT AND SPEAK AT THE HEARING IF I DON’T LIKE THE SETTLEMENT?
31. You do not need to attend the Settlement Hearing. The Court will consider any submission made in accordance with the provisions below even if you do not attend the Settlement Hearing.

32. Please Note:  The date and time of the Settlement Hearing may change without further written notice to WWE shareholders.  In addition, the ongoing COVID-19 health emergency is a fluid situation that creates the possibility that the Court may decide to conduct the Settlement Hearing by video or telephonic conference, or otherwise allow Current WWE Shareholders to appear at the hearing by phone or video, without further written notice to WWE shareholders.  In order to determine whether the date and time of the Settlement Hearing have changed, or whether Current WWE Shareholders must or may participate by phone or video, it is important that you monitor the Court’s docket and the “Investor Relations” section of WWE’s website, https://corporate.wwe.com/investors/corporate-governance/proposed-derivative-settlement-papers, before making any plans to attend the Settlement Hearing.  Any updates regarding the Settlement Hearing, including any changes to the date or time of the hearing or updates regarding in-person or telephonic appearances at the hearing, will be posted to the “Investor Relations” section of WWE’s website, https://corporate.wwe.com/investors/corporate-governance/proposed-derivative-settlement-papers.  Also, if the Court requires or allows Current WWE Shareholders to participate in the Settlement Hearing by telephone or video conference, the information needed to access the conference will be posted to the “Investor Relations” section of WWE’s website,  https://corporate.wwe.com/investors/corporate-governance/proposed-derivative-settlement-papers.

33. The Settlement Hearing will be held on December 22, 2021 at 11:00 a.m., before The Honorable Victor A. Bolden by videoconference, to determine, among other things: (i) whether the proposed Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to WWE and its shareholders, and should be finally approved by the Federal District Court; (ii) whether a Judgment, substantially in the form attached as Exhibit E to the Stipulation, should be entered finally approving the Settlement and dismissing the Federal Action with prejudice;  (iii) whether the application by Shareholders’ Counsel for an award of attorneys’ fees and litigation expenses should be approved; and (iv) any other matters that may properly be brought before the Court in connection with the Settlement.

34. Any Current WWE Shareholder may object to the Settlement or Shareholders’ Counsel’s application for an award of attorneys’ fees and litigation expenses.  Objections must be in writing.  You must file any written objection, together with copies of all other papers and briefs supporting the objection, with the Clerk’s Office at the United States District Court for the District of Connecticut at the address set forth below as well as serve copies on Representative Shareholders’ Counsel, Defendants’ Counsel, and DRC Counsel at the addresses and e-mail addresses set forth below such the objection is received on or before December 1, 2021.

Clerk’s Office Brien McMahon Federal Building 915 Lafayette Boulevard Bridgeport, CT 06604

Defendants’ Counsel

Paul, Weiss, Rifkind, Wharton
& Garrison LLP
Daniel J. Kramer, Esq.

1285 Avenue of the Americas

New York, NY 10019-6064
dkramer@paulweiss.com

Justin Anderson, Esq.

2001 K Street, NW

Washington, DC 20006-0047
janderson@paulweiss.com

Matthew D. Stachel, Esq.

500 Delaware Avenue, Suite 200

P.O. Box 32

Wilmington, DE 19899-0032
mstachel@paulweiss.com

Representative Shareholders’ Counsel

Bernstein Litowitz Berger & Grossmann LLP

Mark Lebovitch, Esq.
1251 Avenue of the Americas

New York, NY 10020

MarkL@blbglaw.com

Robbins LLP

Gregory E. Del Gaizo, Esq.

5040 Shoreham Place

San Diego, CA 92122

gdelgaizo@robbinsllp.com

DRC Counsel Simpson Thacher & Bartlett LLP Paul Curnin, Esq. Andrew Marrero, Esq. 425 Lexington Avenue New York, NY 10017 pcurnin@stblaw.com andrew.marrero@stblaw.com

35. Any objections must identify the case name and civil action number for the following Federal Action: “Merholz, et al. v. McMahon, et al., Case No. 3:20-cv-00557-VAB,” and they must:  (i) state the name, address, and telephone number of the person or entity objecting, and if represented by counsel, the name, address, and telephone number of such counsel, and must be signed by the objector; (ii) state with specificity the grounds for the objection, including any legal and evidentiary support the objector wishes to bring to the Court’s attention;  and (iii) include documentation sufficient to prove that the objector owned shares of WWE common stock as of the close of trading on October 20, 2021.   Documentation establishing ownership of WWE common stock must consist of copies of a  monthly brokerage account statement, or an authorized statement from the objector’s broker containing the information found in an account statement.

36. You may not object to the Settlement or Shareholders’ Counsel’s application for an award of attorneys’ fees and litigation expenses if you are not a Current WWE Shareholder.

37. You may file a written objection without having to appear at the Settlement Hearing.  You may not, however, appear at the Settlement Hearing to present your objection unless you first file and serve a written objection in accordance with the procedures described above, unless the Court orders otherwise.

38. If you wish to be heard orally at the Settlement Hearing in opposition to the approval of the Settlement or Shareholders’ Counsel’s application for an award of attorneys’ fees and litigation expenses, assuming you timely file and serve a written objection as described above, you must also file a notice of appearance with the Clerk’s Office and serve it on Representative Shareholders’ Counsel, Defendants’ Counsel, and DRC Counsel at the addresses set forth in paragraph 34 above so that it is received on or before December 1, 2021.   Persons who intend to object and desire to present evidence at the Settlement Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing.  Objectors who intend to appear at the Settlement Hearing through counsel must also identify that counsel by name, address, and telephone number.  Objectors and/or their counsel may be heard orally at the discretion of the Court.

39. You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing. However, if you decide to hire an attorney,

it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on Representative Shareholders’ Counsel, Defendants’ Counsel, and DRC Counsel at the addresses set forth in paragraph 34 above so that the notice is received on or before December 1, 2021.

40. The Settlement Hearing may be adjourned by the Court without further written notice to WWE’s shareholders.   If you intend to attend the Settlement Hearing, you should confirm the date and time of the hearing as stated in paragraphs 32 and 33 above.

41. Unless the Court orders otherwise, any Current WWE Shareholder who does not object in the manner described above will be deemed to have waived any objection and will be forever foreclosed from making any objection to the proposed Settlement or Shareholders’ Counsel’s application for an award of attorneys’ fees and litigation  expenses.  Current WWE Shareholder do not need to appear at the Settlement Hearing or take any other action to indicate their approval.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

42. This Notice contains only a summary of the terms of the Settlement.  For the full terms and conditions of the Settlement, please see the Stipulation available at “Investor Relations” section of WWE’s website, https://corporate.wwe.com/investors/corporate-governance/proposed-derivative-settlement-papers.   More detailed information about the matters involved in the Federal Action can be obtained by accessing the Court docket in this case, for a fee, through the Court’s Public Access to Court Electronic Records (PACER) system at https://ecf.ctd.uscourts.gov/ or by visiting, during regular office hours, the Office of the Clerk, United States District Court for the District of Connecticut,  Brien McMahon Federal Building,  915 Lafayette Boulevard,  Bridgeport, CT 06604.   Additionally, copies of any related orders entered by the Federal Court and certain other filings in this Action will be posted on “Investor Relations” section of WWE’s website, https://corporate.wwe.com/investors/corporate-governance/proposed-derivative-settlement-papers.    If you have questions regarding the Settlement, you may write, call, or email the following counsel for Shareholders:  Mark Lebovitch, Esq., Bernstein Litowitz Berger & Grossmann LLP,  1251 Avenue of the Americas,  New York, NY 10020, 1-800-380-8496, settlements@blgbglaw.com, or Gregory E. Del Gaizo, Esq., Robbins LLP, 5040 Shoreham Place, San Diego, CA 92122, (619) 525-3990, gdelgaizo@robbinsllp.com.

PLEASE DO NOT CALL OR WRITE THE COURT, THE OFFICE OF THE CLERK OF THE COURT, DEFENDANTS, OR THEIR COUNSEL REGARDING THIS NOTICE OR THE SETTLEMENT.

Dated: October 29, 2021	By Order of the Court United States District Court for the District of Connecticut

Exhibit A

UNITED STATES DISTRICT COURT

DISTRICT OF CONNECTICUT

RYAN MERHOLZ and MELVYN KLEIN, Derivatively on Behalf of WORLD WRESTLING ENTERTAINMENT, INC.,

Plaintiffs,

v.

VINCENT K. MCMAHON, STEPHANIE MCMAHON, PAUL LEVESQUE, FRANK A. RIDDICK, III, STUART U. GOLDFARB, LAUREEN ONG, ROBYN W. PETERSON, MAN JIT SINGH, JEFFREY R. SPEED, ALAN M. WEXLER, GEORGE A. BARRIOS, and MICHELLE D. WILSON,

Defendants,

-and-

WORLD WRESTLING ENTERTAINMENT, INC.,

Nominal Defendant.

Case No.: 3:20-cv-00557-VAB

DANIEL KOOI, Derivatively on Behalf of WORLD WRESTLING ENTERTAINMENT, INC.,

Plaintiff,

v.

VINCENT K. MCMAHON, FRANK A.

RIDDICK, III, JEFFREY R. SPEED, PATRICIA A. GOTTESMAN, STUART U. GOLDFARB, LAUREEN ONG, PAUL LEVESQUE, ROBYN W. PETERSON, STEPHANIE MCMAHON, MAN JIT SINGH, ALAN M. WEXLER, GEORGE A.

Case No.: 3:20-cv-00743-VAB

[Caption Continued on Next Page]

BARRIOS, and MICHELLE D. WILSON, Defendants, -and- WORLD WRESTLING ENTERTAINMENT, INC., Nominal Defendant.

RODNEY NORDSTROM, Derivatively on Behalf of

WORLD WRESTLING ENTERTAINMENT,

INC.,

Plaintiff,

v.

VINCENT K. MCMAHON, GEORGE A. BARRIOS, MICHELLE D. WILSON,

STEPHANIE MCMAHON, PAUL LEVESQUE, FRANK A. RIDDICK III, STUART U. GOLDFARB, LAUREEN ONG, ROBYN W. PETERSON, MAN JIT SINGH, JEFFREY R. SPEED, ALAN M. WEXLER, and PATRICIA A. GOTTESMAN,

Defendants,

-and-

WORLD WRESTLING ENTERTAINMENT, INC.,

Nominal Defendant.

Case No. 3:20-cv-00904-VAB

[Caption Continued on Next Page]

RYAN B. MERHOLZ and NICHOLAS JIMENEZ, Derivatively On behalf Of WORLD WRESTLING ENTERTAINMENT, INC.,

Plaintiffs,

                              v.

VINCENT K. MCMAHON, STEPHANIE MCMAHON, PAUL LEVESQUE, FRANK A. RIDDICK, III, STUART U. GOLDFARB, LAUREEN ONG, ROBYN W. PETERSON, MAN JIT SINGH, JEFFREY R. SPEED, ALAN M. WEXLER, GEORGE A. BARRIOS, and MICHELLE D. WILSON,

Defendants,

-and-

WORLD WRESTLING ENTERTAINMENT, INC.,

Nominal Defendant.

Case No. 3:21-cv-00789-VAB

JESSE REZENDES, Derivatively on Behalf of WORLD WRESTLING ENTERTAINMENT, INC.,

Plaintiff,

v.

VINCENT K. MCMAHON, GEORGE A. BARRIOS, and MICHELLE D. WILSON,

Defendants,

-and-

WORLD WRESTLING ENTERTAINMENT, INC.,

Nominal Defendant

Case No. 3:21-cv-00793-VAB

[Caption Continued on Next Page]

CITY OF PONTIAC POLICE AND FIRE RETIREMENT SYSTEM, derivatively on behalf of WORLD WRESTLING ENTERTAINMENT, INC.,

Plaintiff,

v.

VINCENT K. MCMAHON, GEORGE A. BARRIOS, and MICHELLE D. WILSON,

Defendants,

-and-

WORLD WRESTLING ENTERTAINMENT, INC.,

Nominal Defendant.

Case No. 3:21-cv-00930-VAB

Modifications to Corporate Governance and Oversight Functions

World Wrestling Entertainment, Inc. (“WWE”  or the “Company”) must, to the extent necessary, modify its corporate governance and oversight functions to comply with the following items. WWE’s board of directors (the “Board”) must (1) approve a resolution obligating WWE to comply with the following within thirty days of final settlement approval and (2) maintain them for at least seven years from the date of implementation.  The following corporate governance matters may be modified after seven calendar years by a majority vote of a committee consisting of the then-sitting independent members of the Board in the good-faith exercise of such directors’ business judgment that a modification or elimination of them would be in the best interest of WWE and its stockholders.

1. Amend and Restate Its Insider Trading Policy.  WWE shall amend and restate its insider trading policy to be the policy attached hereto as Exhibit 1.  WWE shall publish the policy in a way that is readily available to the public.  It shall also alert all employees and directors to the amended and restated insider trading policy.  All new hires of WWE will be provided with a copy of the insider trading policy. WWE’s independent directors shall be responsible for the oversight of the insider trading policy and shall have regular access to the Company’s Chief Legal Officer and Deputy General Counsel, including the opportunity to meet with those executive officers outside of the presence of any other senior executives.  At least once annually, WWE’s independent directors shall receive a written report from WWE’s Company’s Chief Legal Officer and Deputy General Counsel regarding their monitoring of the insider trading policy and any violations thereof, including appropriate actions taken in response to non-compliance.
2. Board Reporting Controls. The Board reporting functions shall be consistent with the following.

Management will immediately report to the Board the cancellation, termination, or overtly threatened breach of any “Material Contract,” defined as: (i) a material contract in the instructions to Item 1.01 Entry into a Material Definitive Agreement of the SEC’s Form 8-K Current Report; or (ii) any contract that is reasonably likely to have a material effect on WWE’s reported financial results, or guidance, or internal forecasting.

Management shall provide to the Board, at least quarterly, a report containing: (i) any notices of default in any Material Contract; (ii) any delay of over thirty days of a payment required in any Material Contract; (iii) any nonpayment owed under a Material Contract; and (iv) any written requests or agreements to materially modify the payment terms or payment structure of any Material Contract.

Management shall immediately report to the Board on any issues that arise with respect to the quality or integrity of WWE’s financial statements, WWE’s compliance with legal or regulatory requirements, WWE’s performance and independence of WWE’s independent auditors, and the performance of the Company’s internal audit function.

Exhibit A-1

Amended and Restated Insider Trading Policy

Purpose

The Board of Directors has adopted this Amended and Restated Policy Statement Governing Insider Trading (“Policy”) to provide guidance to anyone who works for World Wrestling Entertainment, Inc. or any of its subsidiaries or affiliates (“WWE” or the “Company”) with respect to trading in the Company’s securities as well as in securities of publicly traded companies with whom we have any business relationship.

This Policy is designed to promote compliance with applicable securities laws by the Company and all of its directors, officers and employees, in order to preserve the Company’s reputation for integrity and ethical conduct and to provide guidelines with respect to transactions in the securities of the Company and the handling of confidential information about the Company and the companies with which the Company does business.

This Policy will be delivered to all current directors, officers, and employees upon its adoption, and to all incoming directors, officers and employees, at the start of their relationship with the Company.  Upon first receiving a copy of the Policy or any revised versions, each director, officer and employee must sign an acknowledgement that he or she has received a copy of the Policy and agrees to comply with the Policy’s terms. WWE will retain all such signed acknowledgements for at least five years after the acknowledging party’s relationship with WWE has concluded.  Directors, officers and employees will be reminded of their continued need to comply with the Policy on an annual basis.

The Company’s independent directors shall receive a report from the Company’s legal department regarding its monitoring of this Policy at least annually.

It is your obligation to understand and comply with this Policy. Should you have any questions regarding this Policy, please contact the Company’s legal department at [phone number and email].

General Rules

No Trading While in Possession of Inside Information

You may not buy, sell or otherwise trade in the securities of the Company, directly or indirectly through family members or other persons or entities, at any time you are aware of material non-public information relating to the Company.

Similarly, you may not trade in the securities of any other company, directly or indirectly through family members or other persons or entities, at any time you are aware of material non-public information about that company which you obtained in the course of your employment with the Company.

No Tipping

You may not share material non-public information with others or recommend to anyone the purchase or sale of any securities to which this Policy applies when you are aware of material non-public information relating to the Company including, without limitation, any information about material contracts concerning the television rights to WWE broadcasts.

Materiality and Public Availability of Information

Note that inside information has two important elements—materiality and public availability. These are discussed in greater detail below.

Pre-Clearance Procedures

To help prevent inadvertent violations of the insider-trading laws, to avoid the appearance of trading on the basis of inside information and to facilitate the compliance by executive officers and directors with their reporting and other obligations under the federal securities laws, this Policy requires that, subject to limited exceptions set forth below, personnel in the following categories (each, a “Designated Person”) pre-clear each transaction that they, any member of their immediate family living within their household or any other person or entity associated with them desires to carry out in the Company’s securities (including stock plan transactions, gifts, contributions to a trust or any other transfer):

•	Directors and executive officers subject to Section 16 of the Securities Exchange Act of 1934; and
•	any person who has a title of Executive Vice President or higher.

A request by a Designated Person for pre-clearance must be submitted to the Company’s Chief Legal Officer or Deputy General Counsel (each, a “compliance officer”).  A request by a Designated Person for pre-clearance should be submitted at least two business days in advance of the proposed transaction.  A compliance officer is under no obligation to approve a trade or other transaction submitted for pre-clearance and may determine not to permit the trade or other transaction.  Only Designated Persons are subject to this pre-clearance requirement but, for the avoidance of doubt, all WWE employees are subject to the provision against trading securities while in possession of nonpublic material information.  A request by the Chief Legal Officer for pre-clearance must be submitted to the Chief Executive Officer or Chief Financial Officer.

“Blackout” Periods

The Company’s announcement of its quarterly financial results has the potential to have a material effect on the market for the Company’s securities.  Therefore, to avoid even the appearance of trading on the basis of material non-public information, Designated Persons may not, except as expressly permitted below, transact in the Company’s securities during the period beginning on the last day of each calendar quarter (March 31, June 30, September 30 and December 31) and ending on the second full trading day following the release of the Company’s earnings for that quarter.  For the purpose of this Policy, a “trading day” is a day on which the New York Stock Exchange conducts trading in securities.

“Window” Periods

Subject to obtaining pre-clearance of each transaction, Designated Persons will generally be permitted to trade in the Company’s securities during “window” periods that begin on the second full trading day following the release of the Company’s earnings for that quarter and end on the last day of each calendar quarter (March 31, June 30, September 30 and December 31).

Event-Specific Blackouts

The Company reserves the right to close each “window” period at any time if during such “window” period a compliance officer determines, in their sole discretion, that there may be material non-public information with respect to the Company.  If the Company closes a transaction “window,” it may not pre-clear any transaction that is not expressly permitted by this Policy until such transaction “window” reopens.

The Company may on occasion issue interim earnings guidance or other potentially material information by means of a press release, SEC filing on Form 8-K or other means designed to achieve widespread dissemination of the information.  Designated Persons should anticipate that trading will be blacked out while the Company is in the process of assembling the information to be released and until the information has been released and fully absorbed by the market.

From time to time, an event may occur that is material to the Company and is known by only select directors, executives or employees. So long as the event remains material and non-public, the persons who are aware of the event may not trade in the Company’s securities.

The existence of an event-specific blackout will not be announced, other than to those who are aware of the event giving rise to the blackout.  If, however, a person whose trades are subject to the pre-clearance requirements set forth above desires to effect a transaction during an event-specific blackout, the compliance officer may refuse to grant permission to carry out the transaction and will have no obligation to disclose to the person the reason for the refusal or the reason for the event-specific “blackout” period.  Any person who becomes aware of the existence of an event-specific “blackout” period shall not disclose the existence of the “blackout” to any other person.  The failure of a compliance officer to designate a person as being subject to an event-specific “blackout” will not relieve that person of the obligation not to trade while aware of material non-public information.

Even if a “blackout” period is not in effect, at no time may you, whether you are a Designated Person or not, trade in Company securities if you are aware of material non-public information about the Company.

Special Considerations Applicable to Executive Officers and Directors of the Company

Executive Officers and Directors of the Company are reminded that:

•	they are generally required to report any change in their beneficial ownership of the Company’s securities to the Securities and Exchange Commission within two business days after that change occurs;
•

they may be required to disgorge any profits derived from any sale of the Company’s Common Stock within six months before or after they have purchased any Common Stock or other equity security of the Company in the open market (or conversely any open market purchase within six months before or after any sale); and

•	they are required to effect any sale of the Company’s Common Stock in accordance with Rule 144 under the Securities Act of 1933 (the “Act”) or pursuant to another exemption under the Act.

Executive Officers and Directors should consult with the legal department well in advance of any such event to assure compliance with this Policy and applicable law.

Scope of this Policy

Persons Covered. As an officer, director or employee of the Company, this Policy applies to you.  This Policy applies to the Company’s employees located both inside and outside the United States.  The same restrictions that apply to you apply to anyone who lives in your household and any family members who do not live in your household but whose transactions in Company securities are directed by you or are subject to your influence or control (such as parents or children who consult with you before they trade in Company securities).  You are responsible for making sure that the purchase or sale of any security covered by this Policy by any such person complies with this Policy.  This Policy also applies to any entities that you influence or control, including any corporations, partnerships or trusts, and transactions by such entities should be treated for the purposes of this Policy and applicable securities laws as if they were for your own account.

Companies Covered. The prohibition on insider trading in this Policy is not limited to trading in the Company’s securities.  It includes trading in the securities of other companies doing business with the Company, including those companies with which the Company may be negotiating transactions or have an on-going business relationship.  Information that is not material to the Company may nevertheless be material to one of those other companies.

Transactions Covered. Trading includes purchases and sales of stock, derivative securities (such as put and call options or swaps related to the Company’s securities) and debentures,

warrants, debt securities, preferred stock and other securities that are convertible into or exchangeable for Common Stock.  This Policy applies whether or not those purchases or sales are made on the open market or in private transactions.  Trading also includes certain transactions under Company plans, as follows:

•

Employee Stock Purchase Plan. This Policy’s trading restrictions do not, subject to the qualifications set forth in the next paragraph, apply to purchases of Common Stock in a Company-sponsored employee stock purchase plan or employee stock ownership plan resulting from your periodic payroll contributions to that Plan under an election you made at the time of enrollment in such plan.  Subject to those qualifications, the Policy also does not apply to purchases of Common Stock pursuant to such plan; provided that you elected to participate at the beginning of the applicable enrollment period.

The trading restrictions do apply to an election to participate in such a plan and to your sales of Common Stock purchased under such plan.  Therefore, Designated Persons should enroll in such a plan and change any of their previously made elections under such a plan only after having obtained preclearance under this Policy.

•

Restricted Stock Awards. This Policy’s trading restrictions do not prohibit the acceptance of a restricted stock award or the acceptance of any other grant made under the Company’s equity incentive plans.  This Policy does not apply to the vesting of a restricted stock award or to the exercise of a tax withholding right pursuant to which a person has elected to have the Company withhold shares of stock to satisfy tax withholding requirements upon the vesting of any restricted stock award. This Policy does apply, however, to any market sale of restricted stock.

•

Approved Rule 10b5-1 Plans (“10b5-1 Plans”). A written 10b5-1 Plan can provide greater clarity and certainty for directors and officers to plan and structure transactions in the Company’s securities.  Trades by covered persons in the Company’s securities that are executed pursuant to an approved 10b5-1 Plan are not subject to the trading restrictions imposed by this Policy as long as (a) that plan has been established at a time when the person establishing the plan is not aware of material non-public information and (b) once the plan is adopted, the person establishing the plan does not exercise any influence over the amount of securities to be traded, the price at which they are to be traded or the timing of trading. Any 10b5-1 Plan must either specify (including by formula) the amount, pricing and timing of transactions in advance or delegate discretion on those matters to an independent third party that is not aware of material non-public information about the Company.

The Company requires that all 10b5-1 Plans be approved in advance by the legal department.  10b5-1 Plans may not be adopted during a “blackout” period and may only be adopted at a time when the person adopting the plan is not aware of material non-public information.  All 10b5-1 Plans must be approved by a compliance officer at least ten days in advance of the first trade made thereunder.

What is Material Information?

Information is considered to be material if either (a) there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, hold or sell a security or (b) a reasonable investor would view the disclosure of the information as altering the total mix of publicly available information with respect to the security or the issuer of the security.

Any information that could reasonably be expected to affect the price of the security, whether positively or negatively, is considered material.  The determination whether a particular item of information is material is often determined with the benefit of hindsight.  This makes it extremely important to determine whether that item of information would fall within the foregoing standards before engaging in any trading.

While it is not possible to define all categories of material information, examples of information that are generally considered to be material include:

•	Periodic results of operations prior to their release and dissemination to the public;
•	Projections of future earnings or losses that have not been publicly disclosed;
•	Changes in earnings guidance that have not been publicly disclosed;
•	Earnings, prior to disclosure, that are inconsistent with the consensus expectations of the investment community;
•	A significant pending or proposed merger, acquisition or tender offer or an acquisition or disposition of significant assets;
•	A significant change in management;
•	A significant restructuring or reduction in work force;
•	Major events regarding the Company’s securities, including the declaration of a stock split, dividend or stock repurchase program, or the offering of additional securities;
•	Severe financial liquidity problems or impending bankruptcy;
•	Actual or threatened major litigation, governmental actions or investigations, or the resolution of such litigation, actions or investigations;
•	New major contracts, orders, suppliers, customers, strategic relationships or sources of financing, or the loss thereof;
•	The cancellation, termination, modification, breach, or overtly threatened breach of material contracts;
•	Significant new products; and
•	Significant changes or developments in products or technologies.

Because trading that receives scrutiny will be evaluated after the fact with the benefit of hindsight, questions concerning the materiality of particular information should be resolved in favor of materiality, and trading should be avoided.

What is Non-Public Information?

Non-public information is information that is not generally known or available to the public.  One common misconception is that material information loses its “nonpublic” status as soon as a press release is issued disclosing the information. In fact, information is considered to be available to the public only when it has been broadly released to the marketplace (such as by a press release, an SEC filing or posting on the Company’s website) and the investing public has had time to absorb the information fully.  As a general rule, in order to provide adequate time for its dissemination, the Company considers information to be non-public until the conclusion of the second full trading day after it is released to the public.  Depending on the particular circumstances, the Company may determine that a longer period should apply to the release of specific material non-public information.

No person who is subject to this Policy is authorized to make a disclosure of non-public information for the purpose of enabling that person to trade in the Company’s securities or in the securities of any other company.

Other Prohibited and Limited Transactions

The Company considers it improper and inappropriate for those employed by or associated with the Company to engage in short-term or speculative transactions in the Company’s securities or in other transactions in the Company’s securities that may lead to inadvertent violations of the insider trading laws.  Accordingly, trading by in Company securities is subject to the following additional guidance:

•

Short Sales.  Designated Persons may not engage in short sales of the Company’s securities (sales of securities that are not then owned), including a “sale against the box” (a sale with delayed delivery).

Designated Persons are reminded that they are forbidden by law to engage in short sales with respect to the Company’s securities.

•

Standing and Limit Orders. Standing orders are defined to include any order that is not an order to buy or sell a security at the current market price and include, among others, limit orders, stop-loss orders and orders that are good until cancelled.  A standing order placed with a broker to sell or purchase stock at a specified price leaves you with no control over the timing of the transaction and may be executed by the broker when you are aware of material non-public information and thus may cause you to have engaged in unlawful insider trading.  Unless standing or limit orders are submitted under Company-approved Rule 10b5-1 Plans, if you determine that you must use a standing or limit order, the order should be limited to short duration and should otherwise comply with the trading restrictions and procedures outlined in this Policy.    Designated Persons are not permitted to place standing or limit orders for the purchase or sale of Company securities expect pursuant to a 10b5-1 trading plan.

•

Derivatives Trading and Hedging. No executive officer or director may effect any transaction, directly or indirectly, in any derivative security, including put options and call options, the underlying basis of which is any security of the Company, that would result in profit if the price of any Company security declines.  This prohibition relates to derivative securities issued by the Company or any third party, such as publicly traded options.  While executive officers and directors are not prohibited from engaging in other hedging transactions relating to the Company’s securities, the Company strongly discourages such transactions.  Hedging against losses in the Company’s securities may disturb the alignment between the interests of our officers and directors and those of our other shareholders. Moreover, hedging the downside risk in ownership of the Company’s securities may have the unintended consequence of encouraging excessive risk-taking.

•

Margin Accounts and Pledges.  Designated Persons may not purchase securities of the Company on margin.  Securities held in a margin account as collateral for a margin loan or pledged as collateral for a loan may be sold without your consent by the broker if you fail to meet a margin call or by the lender in foreclosure if you default on the loan.  Because a margin call or foreclosure sale may occur at a time when you are aware of material non-public information or otherwise are not permitted to trade in Company securities, the Company discourages holding Company securities in a margin account or pledging Company securities as collateral for a loan unless you have the clear financial capability to repay the loan without resort to the pledged securities.

Designated Persons can only pledge or hold stock in margin accounts that exceed any applicable stock ownership guidelines that apply to such Designed Person.  Designated Persons who wish to pledge Company securities as collateral for a loan must obtain the prior approval of the legal department to that arrangement.  Requests for approval should be submitted to the legal department in writing at least one week prior to the contemplated transaction.

Post-Termination Transactions

This Policy continues to apply to your transactions in Company securities even after you have terminated your employment or other services to the Company or a subsidiary or affiliate.

Accordingly, if you are aware of material non-public information when your employment or service relationship terminates, you may not trade in Company securities until the Company has disseminated that information to the public or that information has otherwise ceased to be material.

Designated Persons are reminded that:

•

Any sales of the Company’s Common Stock that they make within a period of three months after they cease to be an executive officer or director or other affiliate of the Company must be carried out in compliance with Rule 144; and

•

Purchases and sales of the Company’s securities that they carry out within six months after they cease to be an executive officer or director or other affiliate of the Company may be subject to the reporting requirements of Section 16(a) of the Securities Exchange Act and the short-swing trading prohibitions of Section 16(b) of that Act.

Potential Penalties for Noncompliance

Company Sanctions. Failure to comply with this Policy is inconsistent with the requirements of the Company’s Code of Conduct and may therefore subject you to Company-imposed disciplinary action, up to and including termination of employment without notice or warning whether or not your failure to comply with this Policy results in a violation of law.  The Company may also seek disgorgement of any profits earned, reimbursement for any fines, fees, or expenses from an individual director, officer or employee incurred by the Company as a result of any noncompliance by that individual director, officer or employee.

In the event that any current or former  director, officer or employee of the Company is subject to an enforcement action taken by the United States Department of Justice (“DOJ”) or the U.S. Securities and Exchange Commission (“SEC”) for violation of insider trading laws, the Company may also seek to claw back the proceeds of such alleged insider trading against whom any final judgment is issued.

Civil and Criminal Penalties. Potential penalties for insider trading violations that have been imposed by law include (1) imprisonment for up to twenty years, (2) criminal fines of up to $5 million, and (3) civil fines of up to three times the profit gained or loss avoided as a result of insider trading.

Unauthorized Disclosure

Maintaining the confidentiality of Company information is essential for competitive, security and other business reasons, as well as to comply with securities laws. You should treat all information you learn about the Company or its business plans in connection with your employment as confidential and proprietary to the Company. Inadvertent disclosure of confidential information or inside information may expose you and the Company to significant risk of investigation and litigation.

The timing and nature of the Company’s disclosure of material information to outsiders is subject to the Company’s discretion and to legal rules, the breach of which could result in substantial liability to you, the Company and its management.  Accordingly, it is important that responses to inquiries about the Company by the press, investment analysts or others in the financial community be made on the Company’s behalf only through authorized individuals.

Any Designated Person who discloses material nonpublic information mistakenly or inadvertently or discovers that someone else has disclosed material non-public information should contact the Company’s Business & Legal Affairs department immediately at [phone number and email].

Personal Responsibility

The ultimate responsibility for adhering to this Policy and avoiding improper trading rests with you. If you violate this Policy, the Company may take disciplinary actions, including those discussed above.

Company Assistance

Your compliance with this Policy is of the utmost importance both for you and for the Company. This Policy is available on the Company’s website. If you have any questions about this Policy or its application to any proposed transaction, you can obtain additional guidance and training from the Company’s legal department or you may seek counsel at your own expense. Do not try to resolve uncertainties on your own, as the rules relating to insider trading are often complex, not always intuitive and can carry severe consequences.

CERTIFICATION

I certify that I have read and understand the Company’s  Amended and Restated Policy Statement Governing Insider Trading (previously defined herein as the “Policy”). I understand that the Company’s legal department is available to answer to any questions I have regarding the Policy, and that training is available to me. I will comply with the Policy for as long as I am subject to the Policy.

Signature:

Print name:

Date: